UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2007

RACKABLE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51333	32-0047154
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

46600 Landing Parkway
Fremont, CA 94538
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 240-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Management Changes April 25, 2007

On April 25, 2007, the Board of Directors (the “Board”) of Rackable Systems, Inc. (“Rackable”) made the following management changes:

1. appointed Gautham Sastri as Chief Operating Officer;

2. appointed Tom Barton, Rackable’s Chief Executive Officer, as President, replacing Todd Ford in this role; and

3.  appointed Mr. Ford as Executive Vice President.

Biography of Thomas Barton

Thomas K. Barton, 43, joined Rackable Systems in December 2002 as our President, Chief Executive Officer and a member of our Board of Directors. Mr. Barton relinquished the title of President in April 2006. From June 2002 to December 2002, Mr. Barton provided consulting services to us as a consultant at Callero Partners. From September 2000 to May 2002, Mr. Barton was a Venture Partner and Entrepreneur in Residence at Lightspeed Venture Partners. From November 1999 to May 2000, Mr. Barton was Senior Vice President of Client Services at Red Hat, Inc., a software and services company. Mr. Barton joined Red Hat via its acquisition of Cygnus Solutions, a software development tools company. From August 1996 to its acquisition by Red Hat in November 1999, Mr. Barton held many positions at Cygnus Solutions, including interim CEO. Mr. Barton holds an A.B. in History, a B.S. in Industrial Engineering and an M.B.A. from Stanford University.

Biography of Chief Operating Officer

Gautham Sastri, 41, joined Rackable Systems in September 2006 as our Executive Vice President of Storage Solutions in connection with our acquisition of Terrascale Technologies, Inc. (“Terrascale”). From November 2002 to September 2006, Mr. Sastri was the President and Chief Executive Officer of Terrascale, a provider of a clustered file system solution enabling high performance I/O connectivity between servers and commodity-based storage subsystems. From August 1998 to November 2002 was the President and Chief Executive Officer of Maximum Throughput, Inc., a manufacturer of server and storage solutions.

Compensation of Chief Operating Officer

In connection with Mr. Sastri’s promotion to Chief Operating Officer, Mr. Sastri’s annual base salary was increased to $300,000, his annual target bonus was increased to $150,000, and he will be granted an option to purchase 100,000 shares of Rackable’s common stock on the third trading day after the release of Rackable’s first quarter 2007 financial results, at the fair market value of the common stock on that date, with vesting over four years to commence as of April 25, 2007.

Mr. Sastri is a former stockholder of Terrascale, which was acquired by Rackable in September 2006. The purchase price paid in the acquisition was approximately $38.0 million in cash, approximately $8.0 of which will be paid to Terrascale employees quarterly over the two-year period following the acquisition provided that they remain employees of Rackable or Terrascale, and approximately $3.7 million of which will be held back for a period of 18 months following the closing to satisfy indemnification claims that may be made by Rackable.  As a former stockholder of Terrascale, Mr. Sastri received, or is entitled to receive, approximately $15.7 million of the $38.0 million cash payment, consisting of: (a) approximately $7.9 million paid at the time of acquisition; (b) approximately $6.2 million of the $8.0 million to be paid to employees quarterly over the two-year period following the acquisition provided that he remains an employee of Rackable; and (c) approximately $1.6 million of the approximately $3.7 million the amount held in escrow if no claims are made against the escrow. In addition, in April 2007, Rackable also exercised its right to purchase a Terrascale technology known as Distributed Parity Engine by paying an additional $9 million of cash consideration to the former stockholders of Terrascale. As a former stockholder of Terrascale, Mr. Sastri is entitled to receive approximately $3.7 million of this amount.

Director Resignation April 28, 2007

On April 28, 2007, Mr. Barton resigned as a member of the Board.

Management Changes April 29, 2007

On April 29, 2007:

1. The Board terminated Mr. Barton from the position of the Chief Executive Officer and President of the Company; and

2. The Board elected Mr. Mark Barrenechea as Chief Executive Officer and President.

Biography of New Chief Executive Officer

Mr. Barrenechea, age 42, has been a member of Rackable’s Board of Directors since November 2006. Since January 2007, Mr. Barrenechea served as an independent technology consultant. From June 2006 until January 2007, Mr. Barrenechea was a director at Garnett & Helfrich Capital, a private equity firm. From June 2003 to June 2006, Mr. Barrenechea held the positions of Senior Vice President of Product Development and Executive Vice President, Product Development at Computer Associates, an enterprise software company. From June 1997 to June 2003, Mr. Barrenechea served in a variety of positions, including Senior Vice President, Applications Development, and as a member of the Executive Management Committee at Oracle Corporation, an enterprise software company. Mr. Barrenechea holds a B.S. in computer science from Saint Michael’s College.

Compensation of New Chief Executive Officer

The Compensation Committee of the Board and Mr. Barrenechea are currently negotiating an “at-will” employment agreement between Mr. Barrenechea and Rackable, the terms of which, when final, will be reported in an amendment to this Current Report on Form 8-K once finalized.

As a result of Mr. Barrenechea’s appointment as Chief Executive Officer and President, Mr. Barrenechea will no longer be an independent director of Rackable. As an independent director, Mr. Barrenechea had participated in the cash compensation arrangements for independent directors which, as a result of Mr. Barrenechea serving on the Audit Committee of the Board, entitled him to an annual retainer fee of $37,500. In addition, as a result of holding this position, under Rackable’s plans and independent director arrangements, Mr. Barrenechea was entitled to receive, at or after each annual meeting, an option to purchase 10,000 shares of Rackable common stock. As a result of Mr. Barrenechea’s appointment as an executive officer, he will no longer be entitled to these fees and stock options.

Board Committee Changes

As a result of Mr. Barrenechea’s appointment as an executive officer, he will no longer be serving on the Audit and Strategic Planning Committees of the Board. In connection with Mr. Barrenechea’s ceasing to serve on the Audit Committee, the Board appointed Charles M. Boesenberg as a member of the Audit Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Rackable Systems, Inc.

Dated: May 1, 2007	By:	/s/ William Garvey
William Garvey
General Counsel and Vice President Corporate Development